Exhibit 99.1

Contact: Charles Lambert

Finance Director

Medical Properties Trust, Inc.

(205) 397-8897

clambert@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS

FOURTH QUARTER AND 2011 RESULTS

Will Discuss Major Acquisition on Conference Call

Birmingham, AL –January 31, 2012 – Medical Properties Trust, Inc. (the “Company”) (NYSE: MPW) today announced financial and operating results for the quarter and year ended December 31, 2011. The Company also disclosed that it will describe a major new acquisition on its scheduled conference call.

FOURTH QUARTER AND RECENT HIGHLIGHTS

•	Reported fourth quarter Normalized Funds from Operations (“FFO”) and Adjusted FFO (“AFFO”) per diluted share of $0.19 and $0.19, respectively, in-line with Company guidance;

•	Completed more than $311 million of investments in 2011;

•	Closed the $75.0 million Hoboken University Medical Center transaction in November;

•

Entered into a $30.0 million agreement with an affiliate of a national hospital operating company in October to acquire, provide for development funding and lease three emergency room-focused acute care hospitals in the San Antonio market;

•	Sold two hospitals to tenants for $41.1 million, resulting in gains of $5.4 million; and

•	Paid 2011 fourth quarter cash dividend of $0.20 per share on January 5, 2012.

OPERATING RESULTS

The Company reported fourth quarter 2011 Normalized FFO and AFFO of $20.5 million and $21.2 million, respectively, or $0.19 per diluted share, for both measures. Normalized FFO and AFFO for the fourth quarter of 2010 were $18.2 million and $18.6 million, respectively, or $0.17 per diluted share for both measures.

The Company recorded gains of $5.4 million during the quarter, $0.05 per diluted share, resulting from the sale of the real estate of the Sherman Oaks Hospital in California to an affiliate of Prime Healthcare Services and the sale of the real estate of the HealthSouth Rehabilitation Hospital of Morgantown to an affiliate of HealthSouth Corporation. As a result of the Sherman Oaks Hospital sale, the Company wrote-off approximately $1.2 million of accrued straight-line rent. In addition, $1.3 million of straight-line rent was written-off related to a change in operator in the Company’s long-term acute care hospital in Dallas pursuant to an exchange of licenses between Vibra Healthcare and LifeCare Holdings.

Net income for the fourth quarter of 2011 was $12.7 million, or $0.11 per diluted share, compared to $10.6 million, or $0.09 per diluted share, for the same period in 2010.

For the year ended December 31, 2011, Normalized FFO and AFFO were $78.0 million and $80.0 million, or $0.71 and $0.72 per diluted share, respectively. For the corresponding period in 2010, Normalized FFO and AFFO were $66.6 million and $81.5 million, or $0.66 and $0.81 per diluted share, respectively. Net income for 2011 was $26.5 million, or $0.23 per diluted share, compared to $22.9 million or $0.22 per diluted share in 2010.

A reconciliation of Normalized FFO and AFFO to net income is included in the financial tables accompanying this press release.

DIVIDEND

The Company’s Board of Directors declared a quarterly dividend of $0.20 per share of common stock, which was paid on January 5, 2012 to stockholders of record on December 8, 2011.

PORTFOLIO UPDATE AND FUTURE OUTLOOK

As previously disclosed, in October, the Company entered into agreements with a joint venture of Emerus Holding, Inc. and Baptist Health System, to acquire, provide for development funding and lease three acute care hospitals for $30.0 million in the rapidly growing suburban markets of San Antonio, Texas. The three facilities will be leased under a master lease structure with an initial term of 15 years and three five-year extension options.

On November 4, 2011, the Company completed the previously announced transaction for Hoboken University Medical Center (“HUMC”) in Hoboken, New Jersey, a 350-bed acute care facility. The total investment for this transaction was $75.0 million comprising $50.0 million for the acquisition of the real estate, a secured working capital loan of up to $20.0 million, and a $5.0 million convertible note which provides the Company with the option to acquire up to 25% of the hospital operator. The lease with the tenant has an initial term of 15 years and contains six five-year extension options.

At December 31, 2011, the Company had total real estate investments of approximately $1.5 billion comprised of 62 healthcare properties in 21 states leased to 20 hospital operating companies. Two of these investments are in the form of mortgage loans.

Based solely on the portfolio as of December 31, 2011, and assuming the completion of the Florence hospital currently under construction in Florence, Arizona, as previously announced, the Company estimates that annualized Normalized FFO per share would approximate $0.72 to $0.76 per diluted share.

This estimate does not include the effects, if any, of real estate operating costs, litigation costs, debt refinancing costs, acquisition costs, new interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions; nor do they include earnings, if any, from the Company’s profits interests or other investments in lessees. This estimate will change if the Company acquires additional assets, market interest rates change, debt is refinanced, new common shares are issued, additional debt is incurred, assets are sold, the Company’s River Oaks property is leased, other operating expenses vary or existing leases do not perform in accordance with their terms.

TAX TREATMENT OF 2011 DIVIDENDS

In 2011, Medical Properties Trust, Inc. declared total dividends of $0.80 per share and paid total dividends of $0.80 per share as follows:

Amount	Date Declared	Date of Record	Date Paid	Allocable to 2011				Allocable to 2012
				Ordinary Income	Total Capital Gain	Unrecaptured Sec. 1250 Gain	Return of Capital
$0.20	November 11, 2010	December 9, 2010	January 6, 2011	$0.075211	$0.007849	$0.007849	$0.116940	—
$0.20	February 17, 2011	March 17, 2011	April 14, 2011	$0.075211	$0.007849	$0.007849	$0.116940	—
$0.20	May 19, 2011	June 16, 2011	July 14, 2011	$0.075211	$0.007849	$0.007849	$0.116940	—
$0.20	August 19, 2011	September 15, 2011	October 13, 2011	$0.075211	$0.007849	$0.007849	$0.116940	—
$0.20	November 10, 2011	December 8, 2011	January 5, 2012	—	—	—	—	$0.200000

			TOTAL	$0.300844	$0.031396	$0.031396	$0.467760	$0.200000

The fourth quarter dividend declared on November 10, 2011, will not be taxable to stockholders as part of their 2011 dividend income and all will be allocable to 2012. Accordingly, dividends totaling $0.300844 will be reported as ordinary dividends, and $0.031396 will be reported as total capital gain, $0.031396 of which is unrecaptured Sec. 1250 gain, on form 1099-Div for 2011. Also, $0.467760 of dividends paid in 2011 will be treated as a return of capital.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast on Tuesday, January 31, 2012 at 4:30 p.m. Eastern Time to present the Company’s financial and operating results for the quarter and year ended December 31, 2011. The dial-in telephone numbers for the conference call 800-573-4842 (U.S.) and 617-224-4327 (International); using passcode 18361530. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available from shortly after the completion through February 14, 2012. Telephone numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode is 57805063.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities, such as heart hospitals and orthopedic hospitals. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the Company’s ability to complete the acquisition announcement on the anticipated time schedule or terms or at all; the Company’s ability to raise funds for such acquisition; the capacity of the Company’s tenants to meet the terms of their agreements; annual Normalized FFO per share; the amount of acquisitions of healthcare real estate, if any; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the restructuring of the Company’s investments in non-revenue producing properties; the payment of future dividends, if any; completion of additional debt arrangements; and additional investments; national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended, and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31, 2011	December 31, 2010
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$1,275,398,732	$990,548,549
Real estate held for sale	—	37,513,429
Mortgage loans	165,000,000	165,000,000

Gross investment in real estate assets	1,440,398,732	1,193,061,978
Accumulated depreciation and amortization	(103,737,665)	(71,787,046)

Net investment in real estate assets	1,336,661,067	1,121,274,932

Cash and cash equivalents	102,725,906	98,408,509
Interest and rent receivable	29,862,106	26,175,635
Straight-line rent receivable	33,993,032	28,911,861
Other loans	74,839,459	50,984,904
Other assets	43,792,149	23,057,868

Total Assets	$1,621,873,719	$1,348,813,709

Liabilities and Equity
Liabilities
Debt, net	$689,848,981	$369,969,691
Accounts payable and accrued expenses	51,124,723	35,974,314
Deferred revenue	23,307,074	23,136,926
Lease deposits and other obligations to tenants	28,777,787	20,156,716

Total liabilities	793,058,565	449,237,647

Equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 150,000,000 shares; issued and outstanding - 110,786,183 shares at December 31, 2011 and 110,225,052 shares at December 31, 2010	110,786	110,225
Additional paid in capital	1,055,255,776	1,051,785,240
Distributions in excess of net income	(214,058,258)	(148,530,467)
Accumulated other comprehensive income (loss)	(12,230,807)	(3,640,751)
Treasury shares, at cost	(262,343)	(262,343)

Total Medical Properties Trust, Inc. stockholders’ equity	828,815,154	899,461,904

Non-controlling interests	—	114,158

Total Equity	828,815,154	899,576,062

Total Liabilities and Equity	$1,621,873,719	$1,348,813,709

(A)	Financials have been derived from the prior year audited financials, however, we have classified the real estate (including accumulated depreciation) of certain properties sold in 2011 to Real Estate Held for Sale.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
	(unaudited)	(unaudited) (A)	(unaudited)	(A)
Revenues
Rent billed	$30,851,520	$22,713,521	$116,034,801	$88,487,093
Straight-line rent	260,670	1,569,958	5,794,013	1,933,035
Interest and fee income	5,690,028	6,393,205	21,490,103	26,776,984

Total revenues	36,802,218	30,676,684	143,318,917	117,197,112
Expenses
Real estate depreciation and amortization	9,149,641	6,062,701	32,900,509	22,830,002
Impairment charge	—	—	564,005	12,000,000
Property-related	468,518	2,342,199	1,089,709	4,398,455
Acquisition expenses	998,530	712,858	4,184,463	2,026,490
General and administrative	6,790,296	5,975,806	27,219,303	26,508,471

Total operating expenses	17,406,985	15,093,564	65,957,989	67,763,418

Operating income	19,395,233	15,583,120	77,360,928	49,433,694
Other income (expense)
Interest and other income	38,741	29,788	96,194	1,518,285
Debt refinancing costs	—	(159,353)	(14,214,036)	(6,715,638)
Interest expense	(11,351,762)	(7,886,772)	(43,811,906)	(33,987,988)

Net other expense	(11,313,021)	(8,016,337)	(57,929,748)	(39,185,341)

Income from continuing operations	8,082,212	7,566,783	19,431,180	10,248,353
Income from discontinued operations	4,657,541	3,063,433	7,282,924	12,764,595

Net income	12,739,753	10,630,216	26,714,104	23,012,948
Net income attributable to non-controlling interests	(47,676)	(37,033)	(178,212)	(99,717)

Net income attributable to MPT common stockholders	$12,692,077	$10,593,183	$26,535,892	$22,913,231

Earnings per common share - basic and diluted:
Income from continuing operations	$0.07	$0.06	$0.16	$0.09
Income from discontinued operations	0.04	0.03	0.07	0.13

Net income attributable to MPT common stockholders	$0.11	$0.09	$0.23	$0.22

Dividends declared per common share	$0.20	$0.20	$0.80	$0.80

Weighted average shares outstanding - basic	110,788,423	110,103,292	110,622,820	100,705,795
Weighted average shares outstanding - diluted	110,788,423	110,108,250	110,628,944	100,707,713

(A)	Financials have been restated to reclass the operating results of certain properties sold in 2011 to discontinued operations.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
		(A)		(A)
FFO information:
Net income attributable to MPT common stockholders	$12,692,077	$10,593,183	$26,535,892	$22,913,231
Participating securities’ share in earnings	(229,415)	(259,595)	(1,089,841)	(1,254,083)

Net income, less participating securities’ share in earnings	$12,462,662	$10,333,588	$25,446,051	$21,659,148
Depreciation and amortization
Continuing operations	9,149,641	6,062,701	32,900,509	22,830,002
Discontinued operations	881,611	450,181	1,808,775	3,008,114
Gain on sale of real estate	(5,426,067)	(2,894,547)	(5,431,391)	(10,566,279)
Real estate impairment charge	—	—	564,005	—

Funds from operations	$17,067,847	$13,951,923	$55,287,949	$36,930,985

Write-off of straight line rent	2,470,436	998,822	2,470,436	3,693,871
Acquisition costs	998,530	712,858	4,184,463	2,026,490
Debt refinancing costs	—	159,353	14,214,036	6,715,638
Executive severance	—	—	—	2,830,221
Loan impairment charge	—	—	—	12,000,000
Write-off of other receivables	—	2,400,000	1,845,966	2,400,000

Normalized funds from operations	$20,536,813	$18,222,956	$78,002,850	$66,597,205

Share-based compensation	1,690,793	1,365,890	6,983,471	5,695,239
Debt costs amortization	766,608	989,934	3,537,876	4,722,027
Additional rent received in advance (B)	(300,000)	(300,000)	(1,200,000)	9,400,000
Straight-line rent revenue	(1,536,330)	(1,645,838)	(7,353,316)	(4,931,602)

Adjusted funds from operations	$21,157,884	$18,632,942	$79,970,881	$81,482,869

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.11	$0.09	$0.23	$0.22
Depreciation and amortization
Continuing operations	0.08	0.06	0.30	0.22
Discontinued operations	0.01	—	0.02	0.03
Gain on sale of real estate	(0.05)	(0.02)	(0.05)	(0.10)
Real estate impairment charge	—	—	—	—

Funds from operations	$0.15	$0.13	$0.50	$0.37

Write-off of straight line rent	0.03	0.01	0.02	0.03
Acquisition costs	0.01	0.01	0.04	0.02
Debt refinancing costs	—	—	0.13	0.07
Executive severance	—	—	—	0.03
Loan impairment charge	—	—	—	0.12
Write-off of other receivables	—	0.02	0.02	0.02

Normalized funds from operations	$0.19	$0.17	$0.71	$0.66

Share-based compensation	0.01	0.01	0.06	0.06
Debt costs amortization	0.01	—	0.03	0.05
Additional rent received in advance (B)	—	—	(0.01)	0.09
Straight-line rent revenue	(0.02)	(0.01)	(0.07)	(0.05)

Adjusted funds from operations	$0.19	$0.17	$0.72	$0.81

(A)	Financials have been restated to reclass the operating results of certain properties sold in 2011 to discontinued operations.
(B)	Represents additional rent from one tenant in advance of when we can recognize as revenue for accounting purposes.

This additional rent is being recorded to revenue on a straight-line basis over the lease life.

Funds from operations, or FFO, represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Management considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that funds from operations provides a meaningful supplemental indication of our performance. We compute funds from operations in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) straight-line rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.